FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment Agreement”) dated as of April 29, 2015 (the “Amendment Closing Date”) is entered into among SHILOH INDUSTRIES, INC., a Delaware corporation (the “Company”), SHILOH HOLDINGS NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Dutch Borrower” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and an L/C Issuer.
RECITALS
WHEREAS, the Company, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer entered into that certain Credit Agreement dated as of October 25, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 30, 2013, that certain Second Amendment to Credit Agreement dated as of June 26, 2014, that certain Third Amendment to Credit Agreement dated as of September 29, 2014 and as otherwise amended, supplemented or modified, the “Existing Credit Agreement”);
WHEREAS, the Borrowers have requested that the Lenders make certain amendments and modifications to the Existing Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context may require.
2.Amendments. The Existing Credit Agreement is hereby amended (as so amended by this Fourth Amendment Agreement, the “Amended Credit Agreement”) as follows:
(a)    The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical order to read as follows:
“Fourth Amendment Effective Date” means April 29, 2015.

“Incremental Amount” means TWENTY-FIVE MILLION DOLLARS ($25,000,000); provided, that, if upon giving Pro Forma Effect to any increase in the Aggregate Revolving A Commitments pursuant to Section 2.02(f) (and assuming for purposes of such calculation that such increase is fully drawn) the Consolidated Leverage Ratio would be less than 3.00 to 1.0 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b), the “Incremental Amount” shall instead be ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Leverage Increase Period” has the meaning set forth in Section 8.11(a).

(b)    The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans

1	>3.50 to 1.00	0.50%	3.00%	3.00%	2.00%
2	< 3.50 to 1.00 but >3.25 to 1.00	0.45%	2.75%	2.75%	1.75%
3	< 3.25 to 1.00 but > 3.00 to 1.00	0.40%	2.50%	2.50%	1.50%
4	< 3.00 to 1.00 but > 2.50 to 1.00	0.35%	2.25%	2.25%	1.25%
5	< 2.50 to 1.00 but > 2.00 to 1.00	0.35%	2.00%	2.00%	1.00%
6	< 2.00 to 1.00 but > 1.50 to 1.00	0.30%	1.75%	1.75%	0.75%
7	< 1.50 to 1.00 but > 1.00 to 1.00	0.25%	1.50%	1.50%	0.50%
8	< 1.00 to 1.00	0.20%	1.25%	1.25%	0.25%

(c)    The penultimate sentence in the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

The Applicable Rate in effect from the Fourth Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the fiscal period ending April 30, 2015 shall be determined based upon Pricing Tier 1.

(d)    The reference to “Section 2.04(g)” in the definition of “Auto Borrow Agreement” is hereby amended to read “Section 2.04(b)(ii)”.

(e)    Clause (b) in the definition of “Change of Control” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

(b)    during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(f)    The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit

Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) consolidated depreciation and amortization expense for such period, (iv) all non-cash charges or expenses for such period (excluding any non-cash charges or expenses related to accounts receivable) that do not represent a cash item in such period or any future period, (v) non-cash stock based employee compensation expenses for such period, (vi) to the extent not capitalized, fees, costs and expenses (including appraisal costs and fees) for such period related to the closing of this Agreement and any amendment, consent or waiver related thereto, all as determined in accordance with GAAP, (vii) non-recurring cash charges or expenses for such period, provided that the aggregate amount of all such non-recurring cash charges or expenses added back pursuant to this clause (vii) shall not exceed $2,500,000 during the term of this Agreement and (viii) to the extent not capitalized, transaction fees, costs and expenses for such period in connection with any public offering of debt securities (whether or not consummated), provided that the aggregate amount of all such transaction fees, costs and expenses added back pursuant to this clause (viii) shall not exceed $6,000,000 during the term of this Agreement, minus (c) the following (without duplication) to the extent included in calculating such Consolidated Net Income, (i) all non-cash income or gains for such period and (ii) all federal, state, local and foreign income tax credits of the Company and its Subsidiaries during such period, all as determined in accordance with GAAP, plus (d) cost savings (net of realized benefits) projected by the Company in good faith to be realized as a result of any Permitted Acquisition and incurred within twelve (12) months after consummation of such Permitted Acquisition, to the extent approved by the Administrative Agent in its reasonable discretion.

(g)    Clause (a) in the definition of “Cumulative Credit” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

(a)    $20,000,000, plus
(h)    Clause (e) in the definition of “Permitted Acquisitions” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

(e) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b), (ii) the Consolidated Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a) and (iii) the Consolidated Leverage Ratio is less than 3.00 to 1.0,

(i)    Clause (c) in the definition of “Request for Credit Extension” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

(c) with respect to a Swing Line Loan at any time an Auto Borrow Agreement is not in effect, a Swing Line Loan Notice and

(j)    The introductory paragraph of Section 2.02(f) of the Existing Credit Agreement is hereby amended to read as follows:

(f)    The Company may at any time and from time to time, upon prior written notice by the Company to the Administrative Agent, increase the Aggregate Revolving A Commitments (but not the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit) by a maximum aggregate amount of up to the Incremental Amount with additional Revolving A Commitments from any existing Lender with a Revolving A Commitment or new Revolving A Commitments from any other Person selected by the Company and acceptable to the Administrative Agent and the L/C Issuer; provided, that:

(k)    Section 2.04(a) of the Existing Credit Agreement is hereby amended to read as follows:

(a)    Swing Line Facility. Subject to the terms and conditions set forth herein and in the Auto Borrow Agreement then in effect, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, subject to the terms of any Auto Borrow Agreement, make loans (each such loan, a “Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, and (ii) the Revolving A Credit Exposure of any Lender shall not exceed such Lender’s Revolving A Commitment, (y) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan; provided however, that if the Auto Borrow Agreement is in effect, the Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Swing Line Loans under the Auto Borrow Agreement with respect to any Swing Line Loans for which the Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such Swing Line Loans pursuant to Section 2.04(c)). Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(l)    Section 2.04(b) of the Existing Credit Agreement is hereby amended to read as follows:

(b)    Borrowing Procedures.

(i)    At any time an Auto Borrow Agreement is not in effect, each Borrowing of Swing Line Loans shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent

(by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(ii)    In order to facilitate the borrowing of Swing Line Loans, the Company and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an Auto Borrow Agreement in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (the “Auto Borrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, the requirements for Borrowings of Swing Line set forth in the immediately preceding paragraph shall not apply, and all Borrowings of Swing Line Loans shall be made in accordance with the Auto Borrow Agreement; provided that any automatic advance made by Bank of America in reliance of the Auto Borrow Agreement shall be deemed a Swing Line Loan as of the time such automatic advance is made notwithstanding any provision in the Auto Borrow Agreement to the contrary. For purposes of determining the Total Revolving Outstandings at any time during which an Auto Borrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any Borrowing of Swing Line Loans pursuant to the Auto Borrow Agreement, all references to Bank of America in the Auto Borrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swing Line Lender hereunder.

(m)    Section 2.04(g) of the Existing Credit Agreement is hereby deleted in its entirety.

(n)    The introductory proviso in Section 2.05(a)(ii) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

At any time the Auto Borrow Agreement is not in effect, the Company may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty;

(o)    Section 2.06(b) of the Existing Credit Agreement is hereby amended to read as follows:

(b)    Mandatory Reductions.

(i)    If after giving effect to any reduction or termination of Revolving A Commitments under this Section 2.06, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit exceeds the Aggregate Revolving A Commitments at such time, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. If after giving effect to any reduction or termination of

Revolving B Commitments under this Section 2.06, the Dutch Swing Line Sublimit exceeds the Aggregate Revolving B Commitments at such time, the Dutch Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(ii)    Notwithstanding anything to the contrary contained herein, the Aggregate Revolving A Commitments shall be automatically and permanently reduced on the dates set forth below and in the amounts corresponding to such dates:

Reduction Date        Reduction Amount
April 30, 2016         $3,263,888.89
April 30, 2017         $4,895,833.33
April 30, 2018         $4,895,833.33
April 30, 2019        $6,527,777.78

Schedule 2.01 shall be deemed revised to reflect any decrease in the Aggregate Revolving A Commitments pursuant to this Section 2.06(b)(ii). It is understood and agreed that the Company will make any prepayments required by Section 2.05(b)(i)(A) in connection with any such reduction.

(iii)    Notwithstanding anything to the contrary contained herein, the Aggregate Revolving B Commitments shall be automatically and permanently reduced on the dates set forth below in the amounts corresponding to such dates:

Reduction Date        Reduction Amount
April 30, 2016        $1,736,111.11
April 30, 2017        $2,604,166.67
April 30, 2018         $2,604,166.67
April 30, 2019         $3,472,222.22

Schedule 2.01 shall be deemed revised to reflect any decrease in the Aggregate Revolving B Commitments pursuant to this Section 2.06(b)(iii). It is understood and agreed that the Dutch Borrower will make any prepayments required by Section 2.05(b)(i)(B) in connection with any such reduction.

(p)    Section 2.07(b) of the Existing Credit Agreement is hereby amended to read as follows:

(b)    Swing Line Loans. At the time the Auto Borrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of the Auto Borrow Agreement. At any time the Auto Borrow Agreement is not in effect, the Company shall repay each Swing Line Loan on the earliest to occur of (i) the date within one (1) Business Day of demand therefor by the Swing Line Lender, (ii) the date thirty (30) Business Days after such Swing Line Loan is made and (iii) the Maturity Date.

(q)    Clause (iii) in Section 2.08(a) of the Existing Credit Agreement is hereby amended to read as follows:

(iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, or, if an Auto Borrow Agreement is in effect, at a rate per annum provided by the Swing Line Lender and

(r)    Section 5.02(c) of the Existing Credit Agreement is hereby amended to read as follows:

(c)    The Administrative Agent and, if applicable, the L/C Issuer, the Swing Line Lender, if no Auto Borrow Agreement is then in effect, and/or the Dutch Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(s)    The last paragraph in Section 5.02 of the Existing Credit Agreement is hereby amended to read as follows:

Each Request for Credit Extension submitted by a Borrower and each Borrowing of Swing Line Loans pursuant to an Auto Borrow Agreement shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

(t)    Section 8.02 of the Existing Credit Agreement is hereby amended to delete the text “and” at the end of clause (l) thereof, to replace the “.” at the end of clause (m) with “; and” and to add a new clause (n) immediately following clause (m) to read as follows:

(n)    Investments made by the Company in the Dutch Borrower, in an aggregate amount not to exceed $25,000,000, so long as one hundred percent (100%) of the proceeds of such Investments are used by the Dutch Borrower to repay Revolving B Loans on the date such Investments are made.

(u)    Section 8.11(a) of the Existing Credit Agreement is hereby amended to read as follows:

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than the ratio set forth below corresponding to such fiscal quarter:

Calendar Year	January 31	April 30	July 31	October 31
2015	N/A	4.00 to 1.0	4.00 to 1.0	4.00 to 1.0
2016	3.75 to 1.0	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0
2017	3.25 to 1.0	3.25 to 1.0	3.00 to 1.0	3.00 to 1.0
2018	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0
Thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0

(v)    Section 11.06(b)(i)(C) of the Existing Credit Agreement is hereby deleted in its entirety.

(w)    Section 11.06(b)(v) of the Existing Credit Agreement is hereby amended to read as follows:

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person or (D) solely with respect to an assignment of the Revolving B Commitments and/or Revolving B Loans, to a Person that does not qualify as a professional market party within the meaning of the Dutch Act on financial supervision (Wet op het financieel toezicht), or to a Person that forms part of the term “public” within the meaning of the Capital Requirements Regulation (EU/575/2013)).

(x)    Exhibit E to the Existing Credit Agreement is hereby amended to read as provided on Exhibit E attached hereto.

1.Conditions Precedent. This Fourth Amendment Agreement shall become effective upon satisfaction of the following conditions precedent:
(a)Fourth Amendment Agreement: Receipt by the Administrative Agent of counterparts of this Fourth Amendment Agreement executed by the Borrowers, the Guarantors party hereto and the Required Lenders.
(b)Organization Documents, Resolutions, Etc.: Receipt by the Administrative Agent of the following, each of which shall be originals, certified copies or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)certificates of Responsible Officers of each Loan Party certifying (x) copies of the Organization Documents of such Loan Party to be true and correct as of the Amendment Closing Date, in each case in form and substance satisfactory to the Administrative Agent or (y) that no changes, amendments or other modifications have been made to the Organization Documents of such Loan Party since the Closing Date, the Third Amendment Effective Date or the date such Loan Party became a Loan Party, as applicable;
(ii)such certificates of resolutions or other action and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Fourth Amendment Agreement and the transactions contemplated hereby;
(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, formed or incorporated, and is validly existing, in good standing (to the extent applicable) and qualified to engage in business in its state of organization, formation or incorporation, in each case in form and substance satisfactory to the Administrative Agent; and
(iv)in respect of the Dutch Borrower:

(A)    an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than 15 Business Days prior to the Amendment Closing Date; and
(B)    a copy of a resolution of its board of managing directors approving the execution of, and the terms of, and the transactions contemplated by, this Fourth Amendment Agreement.

(a)No Material Adverse Change. There shall not have occurred a material adverse change since October 31, 2014 in the business, assets, income, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.
(b)Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(c)Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Company certifying that (i) the conditions specified in Sections 3(c) and (d) of this Fourth Amendment Agreement and Sections 5.02(a) and (b) of the Amended Credit Agreement have been satisfied and (ii) the Company and its Subsidiaries (after giving effect to this Fourth Amendment Agreement and the transactions contemplated hereby) are Solvent on a consolidated basis.

(d)Fees. Receipt by the Administrative Agent, the Joint Lead Arrangers and the Lenders of any fees required to be paid on or before the Amendment Closing Date.
(e)Attorney Costs. Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to the Amendment Closing Date.

4. FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Fourth Amendment Agreement, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.Miscellaneous.

a.The parties hereto agree that, on the Amendment Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) all Obligations under the Existing Credit Agreement outstanding on the Amendment Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, (ii) the Guaranties made to the Lenders, the Swap Banks and the Treasury Management Banks pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed and (iii) the Collateral Documents and the Liens created in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed. The parties hereto further acknowledge and agree that this Fourth Amendment Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 11.01 of the Existing Credit Agreement.

b.Except as expressly set forth herein, this Fourth Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Dutch Swing Line Lender or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. This Fourth Amendment Agreement shall constitute a Loan Document.

c.Each Guarantor party hereto (i) hereby acknowledges and consents to all of the terms and conditions of this Fourth Amendment Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Fourth Amendment Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Existing Credit Agreement, the Amended Credit Agreement or the other Loan Documents.

d.The Borrowers and the Guarantors party hereto hereby represent and warrant as follows:

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(i)Each of the Loan Parties has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment Agreement.
(ii)This Fourth Amendment Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(iii)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Fourth Amendment Agreement, other than (A) those that have already been obtained and are in full force and effect, (B) filings to perfect the Liens created by the Collateral Documents, (C) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Collateral Documents and (D) those approvals, consents, exemptions, authorizations, actions, notices or filings, to the extent that the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect.

e. The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects) as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

f. This Fourth Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

g. THIS FOURTH AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be duly executed as of the date first above written.

BORROWERS:	SHILOH INDUSTRIES, INC.,
a Delaware corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer
SHILOH HOLDINGS NETHERLANDS B.V.,
a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands

By:	/s/ Ramzi Y. Hermiz
Name:	Ramzi Y. Hermiz
Title:	Director B

and

By:	/s/ H.L. Jewitt
Name:	H.L. Jewitt
Title:	Director A

GUARANTORS:                SHILOH CORPORATION,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

GREENFIELD DIE & MANUFACTURING CORP.,
a Michigan corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

JEFFERSON BLANKING INC.,
a Georgia corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

SHILOH AUTOMOTIVE, INC.,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

SHILOH INDUSTRIES, INC. DICKSON
MANUFACTURING DIVISION,
a Tennessee corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

LIVERPOOL COIL PROCESSING, INCORPORATED,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

MEDINA BLANKING, INC.,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

THE SECTIONAL DIE COMPANY,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

SECTIONAL STAMPING, INC.,
an Ohio corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

SHILOH DIE CAST LLC,
an Ohio limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

ALBANY-CHICAGO COMPANY LLC,
a Wisconsin limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

SHILOH DIE CAST MIDWEST LLC,
an Ohio limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

SHILOH HOLDINGS INTERNATIONAL, INC.,
a Michigan corporation

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Vice President of Finance and Treasurer

FMS MAGNUM HOLDINGS LLC,
an Ohio limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

WENTWORTH ACQUISITION LLC,
a Michigan limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

SHILOH MANUFACTURING LLC,
an Ohio limited liability company

By:	/s/ Thomas M. Dugan
Name:	Thomas M. Dugan
Title:	Treasurer

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A.
as Administrative Agent

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill
Title:	Vice President

LENDER:	BANK OF AMERICA, N.A.
as a Lender, Swing Line Lender: Dutch Swing Line Lender
and L/C Issuer

By:	/s/ Michael Miller
Name:	Michael Miller
Title:	Vice President

LENDER:                    JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Henry W. Centa
Name:	Henry W. Centa
Title:	Executive Director

LENDER:                    COMPASS BANK,
as a Lender

By:	/s/ Sandra Centa
Name:	Sandra Centa
Title:	Senior Vice President

LENDER:                    CITIZENS BANK, N.A.
as a Lender

By:	/s/ Megan M. Livingston
Name:	Megan M. Livingston
Title:	Vice President

LENDER:                    THE PRIVATEBANK AND TRUST COMPANY,
as a Lender

By:	/s/ Robert Cheffins
Name:	Robert Cheffins
Title:	Commercial Banking Officer

LENDER:                    THE HUNTINGTON NATIONAL BANK
as a Lender

By:	/s/ Amanda M. Sigg
Name:	Amanda M. Sigg
Title:	Vice President

LENDER:                    FIRST NIAGARA BANK, N.A.
as a Lender

By:	/s/ Philip L. Rice
Name:	Philip L. Rice
Title:	Senior Vice President

LENDER:                    ASSOCIATED BANK, N.A.
as a Lender

By:	/s/ Viktor R. Gottlieb
Name:	Viktor R. Gottlieb
Title:	Vice President

LENDER:                    FIRSTMERIT BANK, N.A.
as a Lender

By:	/s/ Robert G. Morlan
Name:	Robert G. Morlan
Title:	Senior Vice President